EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement pertaining to the Gray Communications Systems, Inc. Non-Employee Directors Stock Option Plan of our report, dated February 12, 1997, with respect to the financial statements of the Broadcasting and Paging Operations of John H. Phipps, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 1996 of Gray Communications Systems, Inc.


                                             ERNST & YOUNG LLP

Atlanta, Georgia
December 12, 1997